UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 9, 2010, as described below, David F. Dougherty’s role as President and Chief Executive Officer, and as a member of the Board of Directors, of Convergys Corporation (the “Company”) terminated. Mr. Dougherty will remain an employee of the Company until March 1, 2010 in order to provide transition services. Subject to, and in accordance with, the terms of the Company’s Severance Pay Plan, the Company intends to provide Mr. Dougherty with severance payments and benefits consistent with a termination of his employment without cause under the Company’s Severance Pay Plan. In addition, the Company intends to permit Mr. Dougherty to exercise his stock options for one year following the termination of his employment. Otherwise, the Company intends to provide compensation and benefits in accordance with the terms of the applicable Company plans and arrangements.

(c) On February 9, 2010, the Company appointed Jeffrey H. Fox, age 47, as President and Chief Executive Officer of the Company. Mr. Fox is currently a member of the Board of Directors of the Company. He is a principal of The Circumference Group LLC (“Circumference Group”), which provides consulting and operations support services combined with investment capital to companies in the technology and telecommunications market, including the Company. Prior to joining Circumference Group, Mr. Fox served as the Chief Operating Officer of Alltel Corporation until 2009. Mr. Fox became a corporate officer of Alltel Corporation in 1996 and served as a Group President-Information Services and Group President-Shared Services prior to becoming Chief Operating Officer in 2007.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Fox entered into an offer letter with the Company on February 9, 2010 (the “Offer Letter”). Under the Offer Letter, Mr. Fox will receive a base salary equal to $300,000 on an annualized basis. Effective as of his first date of employment, Mr. Fox received a grant of 84,000 salary stock units based on shares of the Company’s common stock. The salary stock units will vest in twelve equal monthly installments on the last day of each month commencing February 2010, subject to continued employment through the vesting date. In addition, effective as of his first date of employment, Mr. Fox received a grant of 300,000 fully vested stock options with a per share exercise price equal to $10.88 and a five-year term. Mr. Fox also received a grant of 25,000 fully vested restricted stock units based on the Company’s common stock effective as of his first date of employment that will be settled 30 days following the date of grant. The grants of salary stock units, stock options and restricted stock units are intended to be exempt from shareholder approval as “employment inducement awards” under Section 303A.08 of The New York Stock Exchange Listed Company Manual. Finally, the Offer Letter provides that Mr. Fox, in the sole discretion of the Board of Directors of the Company, may receive a performance-based grant of cash, shares or stock options with a value up to $1,000,000, based on the achievement of certain objectives as may be established by the Board of Directors of the Company.

The foregoing description of the Offer Letter is qualified in their entirety by reference to the Offer Letter filed with the Securities and Exchange Commission as Exhibit 10.1 hereto, which is incorporated by reference herein.

Since the beginning of the Company’s last fiscal year, Circumference Group, of which Mr. Fox owns 75% of the equity, has provided consulting and operations support services to the Company. For the period from December 8, 2009 through February 8, 2010, in consideration for such services, the Company will have paid Circumference Group approximately $692,304.

(e) The information included in Items 5.02(b) and (c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On February 10, 2010, the Company issued a press release announcing the appointment of Mr. Fox as President and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. In addition, a press release issued by the Company on February 12, 2010 discloses the material terms of Mr. Fox’s “employment inducement awards” of stock options, salary stock units and restricted stock units in accordance with the requirements of Section 303A.08 of the New York Stock Exchange Listed Company Manual. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Offer Letter, dated as of February 9, 2010, between Convergys Corporation and Jeffrey Fox.

99.1	Press Release dated February 10, 2010.

99.2	Press Release dated February 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: February 12, 2010

EXHIBIT INDEX

Exhibit No.
10.1	Offer Letter, dated as of February 9, 2010, between Convergys Corporation and Jeffrey Fox.

99.1	Press Release dated February 10, 2010.

99.2	Press Release dated February 12, 2010.